EXHIBIT 99.1
IceWEB

             ICEWEB, INC. 10-FOR-1 FORWARD STOCK SPLIT CLARIFICATION
                           FOR SHAREHOLDERS OF RECORD

HERNDON, VA - OCTOBER 12, 2004 - - IceWEB Incorporated (OTC BB: ICEW) today announced that beginning tomorrow at the open of the market, the ticker symbol will remain the same and that the stock will begin trading at one-tenth of the share price of today's close. Each shareholder will receive nine additional shares for every one share owned.

For additional information please feel free to email investor@iceweb.com.

ABOUT ICEWEB

IceWEB, Inc. provides integrated enterprise networking and security solutions, content delivery software and professional consulting services to both public and private enterprises. IceWEB's products, including IceWEB CMS, IceWEB Studio, IceSHOW, Propster, IceWEB Portal and Learningstream.com, allow users to independently manage, create and deliver mission critical information and data quickly and affordably. IceWEB's security and networking solutions, combined with our professional consulting services, help our customers maximize their IT infrastructure for tighter data management, stronger system control and greater return on investment. For more information, call IceWEB at 703.964.8000 or visit http://www.iceweb.com/. IceWEB(TM) products and services are available on GSA Contract # GS-35F-5149H.

To be added to our investor relations email list please click here or call Michael N. Cachine, Sr. at 703-964-8000 x126.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY, COMPETITIVE FACTORS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

ALL TRADEMARKS AND BRAND NAMES ARE THE PROPERTY OF THEIR RESPECTIVE COMPANIES.

CONTACT INFO:
Michael N. Cachine, Sr.
COO, IceWEB, Inc.
Tel: 703-964-8000 x126
Email: investor@iceweb.com